UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported): November 3, 2005

                 -----------------------------------------------
                             INFOSEARCH MEDIA, INC.
                 -----------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
                                -----------------
                 (State or Other Jurisdiction of Incorporation)

                 333-97385                        90-0002618
         (Commission File Number)     (IRS Employer Identification No.)

              4086 Del Rey Avenue, Marina Del Rey, California 90292
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              (Address of principal executive offices and zip code)

                                 (310) 437-7380
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              (Registrant's telephone number, including area code)

           ----------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CF 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On November 3, 2005, the Registrant entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") with 15 accredited investors (the
"Investors") pursuant to which the Registrant agreed to issue and sell, in a private placement transaction (the "PPO") shares of common stock, par value $.001, of the Registrant (the "Common Stock") for the purchase price of $0.64 per share (representing a 20% discount to the closing price of the Common Stock as of November 2, 2005). In addition, the Investors will receive warrants ("Warrants") to purchase shares of Common Stock for a five-year period, commencing on the issuance of the warrants, at the exercise price of $0.88 per share.

The Registrant and the Investors also entered into a Registration Rights Agreement (the "Registration Rights Agreement") pursuant to which the Registrant has agreed to register for resale the shares of Common Stock sold to the Investors in the PPO and the shares of Common Stock underlying the Warrants. Pursuant to the Registration Rights Agreement, the Registrant agreed to file a registration statement with the SEC 30 days following the closing of the PPO and is obligated to maintain the effectiveness of such registration statement for a period of 24 months. If the registration statement is not timely filed or the registration statement is not declared effective within 90 days after the closing of the PPO (or 120 days after the closing of the PPO if such registration statement is reviewed by the SEC), the Registrant will be obligated to make payments, as liquidated damages, to the Investors, in cash, in an amount equal to .0003333 of the amount invested by each Investor for each day up through the 30th day after such event has occurred and then .0006666 of such amount for each day thereafter until effectiveness has been obtained.

The foregoing descriptions of the Securities Purchase Agreement, Registration Rights Agreement and Warrants are merely summaries and are not intended to be complete. Such documents are each filed as exhibits to this Current Report and the full text of each such exhibit is incorporated herein by reference in its entirety. A copy of the Securities Purchase Agreement is attached hereto as
Exhibit 10.1 and is incorporated herein by reference. A copy of the Registration Rights Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference. A copy of the form of the Warrants is attached hereto as Exhibit
4.1 and is incorporated herein by reference.

On November 3, 2005, the Registrant issued a press release announcing that that it had entered into the Securities Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 3.02  Unregistered Sales of Equity Securities.

The disclosure contained in Item 1.01 of this Current Report is incorporated herein by reference.

Effective November 7, 2005, the Registrant issued and delivered 8,359,375 shares of Common Stock and warrants to purchase 4,179,686 shares of Common Stock for a period of five-years, commencing on November 7, 2005, at the exercise price of $0.88 per share and the Registrant received gross proceeds from the PPO in the amount of $5.35 million which are expected to be used for working capital and general corporate purposes.

The shares of Common Stock and the Warrants were issued to the Investors in reliance on an exemption provided by Section 4(2) of the Securities Act of 1933, as amended (the "Act") and the regulations issued thereunder. Each of the Investors represented that it is an "accredited investor" within the meaning of the Act.

On November 7, 2005, the Registrant issued a press release announcing that that it had consummated the PPO. A copy of the press release is attached hereto as
Exhibit 99.2.

Item 9.01  Financial Statements and Exhibits.

(c)  Exhibits

The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-B:

Exhibit No.     Description
-----------     -----------

4.1             Form of Warrant

10.1            Securities Purchase Agreement

10.2            Registration Rights Agreement

99.1            Press release issued by Registrant dated November 3, 2005

99.2            Press release issued by Registrant dated November 7, 2003

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 7, 2005                    INFOSEARCH MEDIA, INC.

                                           By: /s/ Frank Knuettel, II
                                               --------------------------
                                           Name: Frank Knuettel, II
                                           Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------

4.1               Form of Warrant

10.1              Securities Purchase Agreement

10.2              Registration Rights Agreement

99.1              Press release issued by Registrant dated November 3, 2005

99.2              Press release issued by Registrant dated November 7, 2003